UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2007

CF Industries Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File No.)	20-2697511 (I.R.S. Employer Identification Number)

4 Parkway North, Suite 400 Deerfield, IL		60015 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 405-2400

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 28, 2007, Stephen R. Wilson, Chairman of the Board of Directors, President and Chief Executive Officer of CF Industries Holdings, Inc. (the “Company”), entered into a Rule 10b5-1 trading plan (the “Plan”) with a broker to sell Company common stock to be acquired upon exercise of certain of Mr. Wilson’s employee stock options.

Pursuant to the Plan, stock options with respect to a maximum of 100,000 shares of common stock may be exercised and the underlying common stock sold within a predetermined range of dates between January 2008 and July 2009, subject to certain predetermined criteria based on the market price of the Company’s common stock, after which time the Plan will terminate. The Plan may be cancelled as provided in the Plan. Mr. Wilson entered into the Plan as part of his personal long-term investment strategy for asset diversification.

Any transactions under the Plan will be reported by Mr. Wilson through Rule 144 filings and individual Form 4 filings with the Securities and Exchange Commission, as appropriate.

The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans at a time when the insider is not aware of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent prearranged transactions under the Rule 10b5-1 plan from being executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2007	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Vice President, General Counsel, and Secretary